HOLLYER BRADY BARRETT & HINES LLP
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                                       April 27, 2006




To the Trustees of Aquila Rocky Mountain Equity Fund


     We consent to the incorporation by reference into Post- Effective Amendment No. 13 under the 1933 Act and Amendment No. 16 under the 1940 Act of our opinion dated April 23, 1998.

                                      Hollyer Brady Barrett & Hines LLP



                                           /s/ William L.D. Barrett
                                      By-------------------------------
                                                 Partner